UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2024

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
7.75% Notes due 2028	CSWCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On November 4, 2024 Capital Southwest Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named in Exhibit A thereto, in connection with the issuance and sale of $230,000,000 aggregate principal amount of the Company’s 5.125% Convertible Notes due 2029 (the “Notes” and the issuance and sale of the Notes, the “Offering”) (which includes the full exercise of the underwriters’ option to purchase an additional $30,00,000 aggregate principal amount of the Notes solely to cover over-allotments).

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form N-2 (File No. 333-282873), as supplemented by a preliminary prospectus supplement dated November 4, 2024, the pricing term sheet dated November 4, 2024, and a final prospectus supplement dated November 4, 2024.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

On November 8, 2024, the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), entered into a sixth supplemental indenture (the “Sixth Supplemental Indenture”) to the indenture, dated October 23, 2017, between the Company and the Trustee (the “Base Indenture” and together with the Sixth Supplemental Indenture, the “Indenture”). The Sixth Supplemental Indenture relates to the Company’s issuance and sale of the Notes.

The Notes bear interest at a rate of 5.125% per year. The Notes will mature on November 15, 2029, unless earlier converted, redeemed or repurchased. The Company will pay interest on the Notes quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2025. The Company may not redeem the Notes prior to November 20, 2027. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after November 20, 2027, and on or before the 45th scheduled trading day immediately prior to the maturity date if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for in the notes.

Noteholders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The conversion rate will initially be 40.0000 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $25.00 per share of common stock). The conversion rate will be subject to adjustment in some events. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

The Notes are the direct unsecured obligations of the Company and rank pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company, senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes, effectively subordinated to all of the existing and future secured indebtedness issued by the Company (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s senior secured revolving credit facility with ING Capital LLC (the “Corporate Credit Facility”), and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, including, without limitation, the special purpose vehicle financing credit facility and the debentures guaranteed by the U.S. Small Business Administration.

The Company estimates that net proceeds from the Offering will be approximately $222.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to redeem in full the Company’s 4.50% Notes due 2026, to repay a portion of the outstanding indebtedness under the Corporate Credit Facility, and for general corporate purposes.

The foregoing descriptions of the Underwriting Agreement, the Sixth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Sixth Supplemental Indenture and the form of global note representing the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

In connection with the Offering, the Company is filing the opinion and consent of its counsel, Eversheds Sutherland (US) LLP, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 4, 2024, by and between Capital Southwest Corporation and Oppenheimer & Co. Inc., as representative of the several underwriters named in Exhibit A thereto
4.1
Indenture, dated October 23, 2017, between Capital Southwest Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit (d)(2) to Registration Statement on Form N-2 (File No. 333-282873) filed on October 29, 2024).

4.2
Sixth Supplemental Indenture, dated November 8, 2024, by and between Capital Southwest Corporation and U.S. Bank Trust Company, National Association (as successor in interest for U.S. Bank National Association), as trustee.

4.3	Form of 5.125% Convertible Notes due 2029 (Incorporated by reference to Exhibit 4.2 hereto).
5.1	Opinion of Eversheds Sutherland (US) LLP.
23.1	Consent of Eversheds Sutherland (US) LLP (including in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2024

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer